Exhibit 99.1

Broder Bros., Co. Announces Favorable Second Quarter 2004 Results

Philadelphia, PA – August 10, 2004 – Broder Bros., Co. (the “Company”) today announced results for its second quarter ended June 26, 2004.

On September 22, 2003, the Company acquired Alpha Shirt Holdings, Inc. (“Alpha”), the parent of Alpha Shirt Company. Actual results herein include the results of Alpha from the date of acquisition. Pro forma results reflect the combined operations of Broder, Alpha and other acquired businesses for all periods presented.

Second Quarter Results Compared to Prior Year

For the second quarter 2004, net sales were $227.3 million compared to $98.1 million for the second quarter 2003. Income from operations for the second quarter 2004 was $8.4 million compared to income from operations of $2.6 million for the second quarter 2003. Net income was $0.9 million for the second quarter 2004 compared to a net loss of $(1.5) million for the second quarter 2003.

Second Quarter Results Compared to Prior Year Pro forma

Second quarter 2004 net sales of $227.3 million improved over pro forma net sales of $219.1 million for the second quarter 2003. Income from operations for the second quarter 2004 of $8.4 million decreased from pro forma operating income of $8.7 million for the second quarter 2003. Earnings before interest, taxes, depreciation and amortization (EBITDA) of $12.7 million for the second quarter 2004 improved over pro forma EBITDA of $11.7 million for the second quarter 2003.

Actual and pro forma results include the impact of certain restructuring, integration and other highlighted charges discussed below. Excluding these highlighted charges, EBITDA for the second quarter 2004 was $15.7 million compared to $3.9 million for the second quarter 2003 and $13.6 million on a pro forma basis for the second quarter 2003.

Year to Date Results Compared to Prior year and Pro forma

For the six months ended June 2004, net sales of $404.1 million improved over actual net sales of $174.0 million and pro forma net sales of $385.5 million for the six months ended June 2003. Income from operations for the six months ended June 2004 were $7.6 million compared to actual income from operations of $0.8 million and pro forma income from operations of $7.9 million for the six months ended June 2003. EBITDA of $16.8 million for the six months ended June 2004 improved over actual EBITDA of $1.8 million and pro forma EBITDA of $15.3 million for the six months ended June 2003.

Excluding the highlighted charges denoted herein, EBITDA for the six months ended June 2004 was $21.0 million compared to actual EBITDA of $3.7 and pro forma EBITDA of $17.2 million for the six months ended June 2003.

Restructuring and Integration Activities

During the second quarter 2004, the Company successfully completed the second stage of its integration plan, which consolidated purchasing, forecasting and inventory control and costing systems onto a single platform. Also during the second quarter 2004, the Company completed the third stage of its information systems integration plan, including standardization of the warehouse management systems used in the distribution centers. The fourth and final stage of this plan, migration of the order entry system onto a single platform, is expected to be completed by the end of 2004.

Since the announcement of the Broder and Alpha merger, the Company has successfully closed 4 distribution centers, three of which occurred in 2003 and a fourth in July 2004. The Company expects to close two additional facilities in the future.

Highlighted Charges

Results for the three and six month periods ended June 2004 and 2003 include certain charges highlighted as follows:

	Periods Ending
	June 26, 2004		June 28, 2003
	Three Months	Six Months	Three Months	Six Months
	(dollars in millions)
	(unaudited)
Severance and related charges	$0.8	$1.5	$—	$—
Asset write-down	0.8	0.8

Total restructuring charges	1.6	2.3	—	—
Integration charges	0.4	0.9	—	—
Other highlighted charges	1.0	1.0	1.9	1.9

Total highlighted charges	$3.0	$4.2	$1.9	$1.9

Restructuring charges relate to severance related costs incurred in connection with the 2003 corporate headquarters consolidation plan. In addition, restructuring charges include a non-cash charge of $0.8 million in the second quarter 2004 related to the disposal of computer software idled in the integration of Alpha and Broder.

Integration charges recorded in operating expenses for the three months and six months ended June 26, 2004 include additional warehousing, selling and administrative costs of $0.4 million and $0.9 million, respectively, which are directly attributable to the

Company’s ongoing integration efforts, including expenses related to the information systems integration, integration related travel and relocation of certain key personnel to the Philadelphia headquarters.

Other charges highlighted in the above table for the three and six months ended June 26, 2004 include $0.6 million recorded in operating expenses for the accrual of management fees related to the Company’s contingent management fee contract, a $0.2 million charge recorded in other expense in connection with the early retirement of a deferred compensation arrangement and a $0.2 million litigation settlement charge recorded in other expense. During the three and six months ended June 2003, the Company recorded a $1.9 million charge in other expense for a loss on conversion of debt into equity.

Segment Results

The Company has two operating segments. The Broder division generated second quarter 2004 net sales of $104.1 million and gross profit of $17.9 million. The Alpha division generated second quarter 2004 net sales of $123.2 million and gross profit of $22.9 million.

On a pro forma basis, the Broder division generated second quarter 2003 net sales of $100.1 million and gross profit of $15.1 million and the Alpha division generated second quarter 2003 net sales of $119.0 million and gross profit of $22.1 million.

Business Outlook

“The execution of our 2004 plan has been outstanding to date, the benefits of which are reflected in operating results, on the balance sheet and in the culture of our business,” said Vince Tyra, Chief Executive Officer of Broder Bros., Co. “The first two quarters of 2004 have validated our crucial strategic decisions, including the closure of several distribution centers, maintenance of Alpha and Broder as separate brands, additions to Broder division product line breadth and continued investment in our private label brands. In the midst of a challenging integration effort, each of these strategies has improved our business and generated positive returns to revenue, EBITDA and most importantly the underlying franchise value of the Company.”

Selected Balance Sheet Information

(dollars in millions) Unaudited	June 26, 2004	December 27, 2003	June 28, 2003 (1)

Accounts Receivable	$83.2	$67.5	$78.7
Inventory	144.7	131.6	162.8
Accounts Payable	93.4	80.2	125.2

Revolving Credit Debt	$100.9	$85.9	nm
Senior Notes	175.0	175.0	nm
Shareholders’ Equity	60.9	64.9	nm

(1)	The pro forma financial information at June 28, 2003 is provided for comparison purposes only and was calculated by aggregating historical accounts of Broder, Alpha and T-Shirts and More together without additional adjustments.

nm	Information is not meaningful in the context of the significant changes to the Company’s capitalization as a result of the Alpha acquisition.

Conference Call

The Company will conduct a conference call today at 3:30 p.m. Eastern Time to discuss its second quarter 2004 results. The domestic dial-in number for the call is (800) 361-0912.

For those unable to participate in the conference call, a replay will be available beginning today at 5:30 p.m. Eastern Time until August 16, 2004 at 11:59 p.m. Eastern Time. To access the replay, dial (888) 203-1112. The access code is 771906.

About Broder Bros., Co.

Broder Bros., Co. owns and operates two leading brands in the imprintable sportswear industry: “Broder” and “Alpha”. Through these two long-standing and well-recognized industry leaders, the Company operates 15 distribution centers, strategically located throughout the United States, with the capability to ship over 80% of the U.S. population in one day and 98% of the U.S. population in two days. The imprintable sportswear industry is characterized by a highly fragmented customer base comprised primarily of regional and local decorators who, primarily because of their size, do not generally purchase directly from manufacturers. The Company provides the resources to handle small-order sizes, while offering broad selection, depth of inventory and rapid delivery. The Company’s customers are decorators who decorate the blank products it supplies and then in turn sell to a wide variety of end-use consumers.

Both the Broder and Alpha brands offer unparalleled customer service, product selection, industry leading catalogs and marketing materials that have been central to the success of each brand. The Company offers all of the leading industry product styles including those manufactured by Gildan, Hanes, Jerzees, Fruit of the Loom, and Anvil, as well as many exclusive brands including Nike Golf, Champion, Columbia Sportswear, Perry Ellis and Weatherproof. The Company has also developed proprietary brands including Devon & Jones, Authentic Pigment, Luna Pier, HYP and Desert Wash.

Broder Bros., Co. was purchased in May 2000 by Bain Capital, one of the leading private equity investment firms in the world. Subsequent to Bain’s purchase of Broder Bros., Co., the Company expanded its geographic reach and market share through the acquisitions of St. Louis T’s in 2000, Full Line Distributors and Gulf Coast Sportswear in 2001, and T-Shirts & More and Alpha Shirt Company in 2003.

Broder Bros., Co. headquarters are located at 401 E. Hunting Park Ave., Philadelphia, PA 19124. Further information can be found on the Company’s web-sites: www.broderbros.com and www.alphashirt.com.

About Bain Capital

Established in 1984, Bain Capital is one of the world’s leading private investment firms with over $16 billion in assets under management. Bain Capital’s family of funds includes private equity, venture capital, public equity and leveraged debt assets. Bain Capital’s competitive advantage is grounded in a people-intensive, value-added investment approach that enables the firm to deliver industry-leading returns for its investors.

Forward Looking Information

This press release contains forward-looking information. These statements reflect management’s expectations, estimates, and assumptions based on information available at the time of the statement. Forward-looking statements include, but are not limited to, statements regarding future events, plans, goals, objectives, and expectations. The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” “likely,” “will,” “should,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors, including those set forth below, which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements. Important factors that could cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by those statements, include, but are not limited to: (a) general economic conditions; (b) risks related to the integration of Alpha and our organizational changes; (c) risks related to our overall acquisition strategy; (d) significant competitive activity, including promotional and price competition; (e) changes in customer demand for our products and our ability to protect and/or expand customer relationships; (f) price volatility of raw materials; (g) success of our marketing and advertising programs; (h) risks associated with new products and new product features; (i) collectibility of receivables from our customers: (j) ability to attract and retain key personnel; (k) costs of insurance and other selling, general and administrative expenses; and (l) other risk factors listed in our reports filed with the Securities and Exchange Commission from time to time. We undertake no obligation to revise the forward-looking statements included in this Press Release to reflect any future events or circumstances. Our actual results, performance or achievements could differ materially from the results expressed or implied by these forward-looking statements.

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Contact Information: Vincent Tyra, CEO or David Hollister, CFO: (215) 291-6140

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 26, 2004 AND JUNE 28, 2003

(dollars in millions – unaudited)

	Three Months Ended			Six Months Ended
	Actual 2004	Actual 2003	Pro Forma 2003 *	Actual 2004	Actual 2003	Pro Forma 2003 *
Net sales	$227.3	$98.1	$219.1	$404.1	$174.0	$385.5
Cost of sales	186.5	83.0	181.9	332.2	146.9	320.4

Gross profit	40.8	15.1	37.2	71.9	27.1	65.1
Warehousing, selling and administrative expenses	25.4	11.0	23.9	51.7	23.1	48.0
Management fee	0.6	0.2	—	0.6	0.4	—
Restructuring and impairment charges	1.6	—	—	2.3	—	—
Depreciation and amortization	4.8	1.3	4.6	9.7	2.8	9.2

Operating expenses	32.4	12.5	28.5	64.3	26.3	57.2

Income from operations	8.4	2.6	8.7	7.6	0.8	7.9
Interest expense, net of change in fair value of interest rate swaps	6.2	2.2	7.5	13.5	4.5	13.9
Other expense (income)	0.5	1.9	1.6	0.5	1.8	1.8

Total other expense	6.7	4.1	9.1	14.0	6.3	15.7

Income (loss) before income taxes	1.7	(1.5)	(0.4)	(6.4)	(5.5)	(7.8)
Income tax provision (benefit)	0.8	—	0.5	(2.4)	(1.5)	(2.4)

Net income (loss)	$0.9	$(1.5)	$(0.9)	$(4.0)	$(4.0)	$(5.4)

Reconciliation to EBITDA
Interest expense, net of change in fair value of interest rate swaps	6.2	2.2	7.5	13.5	4.5	13.9
Income tax provision (benefit)	0.8	—	0.5	(2.4)	(1.5)	(2.4)
Depreciation and amortization	4.8	1.3	4.6	9.7	2.8	9.2

EBITDA	$12.7	$2.0	$11.7	$16.8	$1.8	$15.3

*	The Company acquired substantially all of the assets of T-Shirts & More, Inc. in June 2003 and all of the outstanding capital stock of Alpha Shirt Holdings, Inc. in September 2003. Pro forma 2003 results present the results from operations as if Broder Bros., Co. had completed these acquisitions on the first day of its fiscal 2003 year. For additional information, see Note 4 to the consolidated financial statements which are included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (“SEC”) on April 16, 2004 and declared effective by the SEC on April 20, 2004.

EBITDA includes the effects of certain charges more fully described in this release. EBITDA is defined as income before income taxes, interest expense and depreciation and amortization. EBITDA is a measure commonly used in the distribution industry and is presented to aid in developing an understanding of the ability of our operations to generate cash for debt service and taxes, as well as cash for investments in working capital, capital expenditures and other liquidity needs. EBITDA should not be considered as an alternative to, or more meaningful than, amounts determined in accordance with generally accepted accounting principles. EBITDA is not calculated identically by all companies, and therefore, the presentation herein may not be comparable to similarly titled measures of other companies.